UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2005

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

202 W. Colorado Street
La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2005, Texas United Bancshares, Inc., a Texas corporation (“Texas United”), State Bank (the “Bank”), a Texas banking association and wholly owned subsidiary of Texas United, and The Express Bank of Texas, a Texas banking association located in Round Rock, Texas (“Express”) entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which Express will merge with and into the Bank.

Under the terms of the Agreement, Express shareholders will receive, for each share of Express common stock they own, (i) $8.50 in cash and (ii) a number of shares of Texas United common stock equal to the quotient obtained by dividing $8.50 by the average trading price of the Texas United common stock. The average trading price is the average of the closing prices of the Texas United common stock for the twenty (20) consecutive trading days prior to and including the tenth trading day preceding the closing date.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals, approval by the shareholders of Express and certain other conditions set forth in the Agreement.

The news release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of October 26, 2005, by and among Texas United Bancshares, Inc., State Bank and The Express Bank of Texas.

99.1	News Release issued by Texas United dated October 26, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC. (Registrant)

Dated: October 31, 2005	By:	/s/ L. Don Stricklin
L. Don Stricklin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of October 26, 2005, by and among Texas United Bancshares, Inc., State Bank and The Express Bank of Texas.

99.1	News Release issued by Texas United dated October 26, 2005.